Exhibit 99.1

INSPERITY, INC.
EXECUTIVE SEVERANCE PLAN
(Effective as of December 30, 2019)
ARTICLE I
GENERAL
The provisions of this Plan shall be effective as of December 30, 2019 (the “Effective Date”) and shall remain in effect, subject to the right of the Board or the Committee to amend or terminate this Plan at any time pursuant to Section 6.6.
This Plan is an unfunded plan that is intended to be maintained primarily for the purpose of providing deferred compensation for a “select group of management or highly compensated employees” within the meaning of such phrase for purposes of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and as such it is intended that this Plan be exempt from the participation and vesting, funding, and fiduciary responsibility requirements of ERISA.
ARTICLE II
DEFINITIONS AND USAGE
2.1    Definitions. Wherever used in this Plan, the following words and phrases shall have the meaning set forth below unless the context plainly requires a different meaning:
(a)    “Annual Bonus Plan” means for each calendar year, the Company’s Annual Incentive Program (AIP) or any successor plan or program adopted by the Board or the Committee which provides for the payment of incentive cash compensation on an annual basis.
(b)    “Base Pay” means such Participant’s annual base pay or salary, as applicable, in effect as of the Termination Date, or if the Participant terminated for Good Reason due to diminution of base pay or salary, the Participant’s annual base pay or salary in effect immediately prior to such diminution.
(c)    “Board” means the Board of Directors of the Company.
(d)    “Cause” means a termination of a Participant’s Employment by his or her Employer for (i) gross negligence or willful misconduct in the performance of the Participant’s duties; (ii) conviction or plea of nolo contender for a felony or any crime involving moral turpitude; or (iii) committing an act of fraud or deceit intended to result in personal and unauthorized enrichment of the Participant at the Company’s expense, as determined by the Committee in its sole discretion.
(e)    “Change in Control” shall have the meaning given such term under the Insperity, Inc. 2012 Incentive Plan, as amended and restated effective June 16, 2017, as the same may be amended from time to time to, but not on or after, the Change in Control Effective Date; provided, however, that, if the stockholders of the Company shall have adopted or approved one or more other long-term incentive plans subsequent to the Effective Date and prior to, but not on or after, the Change in Control Effective Date, the term “Change in Control” shall have the meaning given such term in the most recent of such subsequently adopted or approved long-term incentive plan which defines such term. Notwithstanding the foregoing, in order for any event or circumstance to constitute a Change in Control under this Plan, such event or circumstance must be an event or circumstance described in Section 409A(a)(2)(A)(v) of the Code and the related Treasury Regulations.
(f)    “Change in Control Effective Date” means the first date after the Effective Date as of which a Change in Control shall have occurred.
(g)    “Change in Control Severance Benefits” has the meaning ascribed thereto in Section 4.3.
(h)    “Change in Control Severance Multiple” is (i) “2.5” for a Tier 1 Participant, (ii) “2.0” for a Tier 2 Participant; and (iii) “1.5” for a Tier 3 Participant.
(i)    “Change in Control Severance Payment” has the meaning ascribed thereto in Section 4.3(a).
(j)    “Change in Control Welfare Continuation Period” means the period commencing on a Participant’s Termination Date that is (i) thirty (30) months for a Tier 1 Participant, (ii) twenty-four (24) months for a Tier 2 Participant, and (iii) eighteen (18) months for a Tier 3 Participant.
(k)    “CEO” means the Chief Executive Officer of the Company.
(l)    “COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
(m)    “Code” means the Internal Revenue Code of 1986, as amended.
(n)    “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board, from time to time, to administer this Plan.
(o)    “Company” means Insperity, Inc., a Delaware corporation.
(p)    “Eligible Employee” means an Employee who is a member of the Management Team; provided, however, that any Employee who has an individual agreement with an Employer at any time providing for severance benefits (other than one or more award agreements under one or more long-term incentive plans or an award under an annual cash incentive plan) shall not be an Eligible Employee or a Participant.
(q)    “Employee” means an individual who is an employee of an Employer.
(r)    “Employer” means the Company or one of its Subsidiaries, other than a Subsidiary that is a licensed professional employer organization.
(s)    “Employment” means employment with the Employer, or a successor following a Change in Control.
(t)    “Executive Officer” means an Officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended.
(u)    “Good Reason” means a Participant terminates his or her Employment due to one of the following actions by his or her Employer (without written consent of the Participant): (i) a material diminution in the Participant’s title, position, authority, duties or responsibilities from those applicable to Participant preceding a Change in Control; (ii) a change in the geographic location at which the Participant must perform services, which shall mean requiring the Participant to be permanently based more than fifty (50) miles from the Participant’s Principal Employer Location; (iii) a material diminution in the Participant’s Base Pay other than as part of an across-the-board reduction application to all of the Company’s executives of less than 10%; or (iv) a material diminution in the Participant’s bonus opportunity, incentive compensation or perquisites, if inconsistent with other executives of the Company with similar levels of authority, duties or responsibilities.
(v)    “Management Team” means an Employee who is an Officer.
(w)    “Officer” means an Employee who has been elected or appointed to be an officer of the Company from time to time pursuant to the Bylaws of the Company, as the same may be amended from time to time, but excluding any Assistant Secretaries; provided, however, that, for purposes of this Plan, Officer shall include an Employee whose Employment terms expressly provide in writing that he or she will be elected or appointed to be an Officer no later than the first anniversary of the commencement date of the Employee’s Employment.
(x)    “Participant” means an Eligible Employee who satisfies the participation requirements in Article III of this Plan and timely executes a Participation Agreement. For the avoidance of doubt, an individual must be a Participant as of the individual’s Termination Date in order to be eligible for the Severance Benefits or Change in Control Severance Benefits under this Plan.
(y)    “Participation Agreement” means a written or electronic document, in the form and manner prescribed by the Committee, executed by an Eligible Employee, pursuant to which such Eligible Employee (i) acknowledges he or she has been designated to be a Participant and agrees to the terms and conditions of this Plan and (ii) accepts and acknowledges that he or she is subject to the restrictive covenants set forth in Article V of this Plan.
(z)    “Plan” means this Insperity, Inc. Executive Severance Plan, as amended from time to time.
(aa)    “Principal Employer Location” means Kingwood, Texas or such other location approved in writing by the Board or the Committee.
(bb)    “Protected Period” means the period beginning on the Change in Control Effective Date and ending on the date that is eighteen (18) months after the Change in Control Effective Date.
(cc)    “Qualifying Termination” means a termination of the Participant’s Employment during the Protected Period (i) by the Participant due to Good Reason, or (ii) by the Company, its Subsidiary or a successor to the Company other than for Cause; provided, however, that a Participant’s termination of Employment will be considered to be a Qualifying Termination for Good Reason only if the Participant has provided written notice to the Company of the condition the Participant claims constitutes Good Reason within ninety (90) days of the initial existence of such condition, the condition specified in the notice remains uncorrected for thirty (30) days after receipt of the notice by the Company, and the Participant actually terminates Employment within thirty (30) days after the expiration of the thirty (30) day correction period.
(dd)    “Severance Benefits” has the meaning ascribed thereto in Section 4.2.
(ee)    “Severance Payment” has the meaning ascribed thereto in Section 4.2(a).
(ff)    “Severance Period” is the period commencing on a Participant’s Termination Date that is (i) twenty-four (24) months for a Tier 1 Participant, (ii) eighteen (18) months for a Tier 2 Participant, and (iii) twelve (12) months for a Tier 3 Participant.
(gg)    “Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing 50% or more of the combined voting power of the shares of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation, and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns 50% or more of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).
(hh)    “Target Bonus” means, with respect to a Participant, such Participant’s target annual bonus opportunity under the Annual Bonus Plan for the year in which such Participant’s Termination Date occurs, or if no such target opportunity has been established for such year, such Participant’s most recent target annual bonus opportunity.
(ii)    “Termination Date” means, with respect to a Participant, the date such Participant’s Employment terminates, which date is the final date of such Participant’s Employment; provided, however, that such termination is a “Separation from Service” (within the meaning of Code Section 409A and Treasury Regulation § 1.409A-1(h)(3) (or any successor regulations or guidance thereto)).
(jj)    “Tier 1 Participant” means a Participant who is the CEO.
(kk)    “Tier 2 Participant” means a Participant who is an Executive Officer (other than the CEO), unless the Committee designates such Participant to be a Tier 3 Participant within a reasonable period after the Participant first becomes an Executive Officer.
(ll)    “Tier 3 Participant” means a Participant other than a Tier 1 or Tier 2 Participant.
(mm)    “Waiver and Release Agreement” means the legal document in a form approved by the Company, in which a Participant, in exchange for the Severance Benefits specified in Article IV, releases the Company and other related parties, from liability and damages arising from or in connection with the Participant’s termination of Employment with the Employer.
ARTICLE III
PARTICIPATION
3.1    Participation. Subject to Section 3.2, a Participant in this Plan shall be an Eligible Employee who, prior to the Change in Control Effective Date: (i) is a (A) Tier 1 Participant, (B) Tier 2 Participant, or (C) Tier 3 Participant; and (ii) executed and returned to the Committee (or its delegate) the Participation Agreement no later than the date specified. An Eligible Employee shall not be a Participant in this Plan if he or she fails to timely execute and return to the Committee (or its delegate) the Participation Agreement. For the avoidance of doubt, an individual who is not a Participant as of the individual’s Termination Date shall not be eligible for Severance Benefits or Change in Control Severance Benefits under this Plan.
3.2    Change in Position and Cessation of Participant Status.
(a)    A Participant shall cease to be a Participant if:
(i)    his or her Termination Date occurs for reasons other than those described in Section 4.2 or Section 4.3;
(ii)    he or she enters into an individual agreement with the Company providing for severance benefits (other than one or more award agreements under one or more long-term incentive plans or an award under the AIP or other annual cash incentive plan) after becoming a Participant, effective as the date of such individual agreement (and shall not be an Eligible Employee while such individual agreement is in effect); or
(iii)    he or she submits a voluntary request for retirement that is accepted by the Employer.
(b)    Prior to a Change in Control Effective Date, the Board or the Committee shall have the discretion and ability to
(i)    amend or modify the Tier 1 Participant, Tier 2 Participant and Tier 3 Participant definitions from time to time and at any time, including modifications to change positions or designate new positions, and designate that a Participant is eligible for a lower tier (or is no longer eligible for any tier) that corresponds to a change in the Employee’s job title or position; provided, however, that any such modification or change that results in a Participant moving to a lower tier (or no tier) than such Participant was in immediately prior to such amendment or modification (regardless of whether he or she is eligible for the tier under the amended or modified definition or new position) that materially reduces benefits under this Plan for such Participant shall not be effective for twelve (12) months after the date of the change or modification for such Participant (provided further, however, that an Employee who becomes a Participant within three (3) months of the original Effective Date of the Plan, may not be moved to a lower tier), and
(ii)    if such change or modification results in the Participant being eligible for a higher or lower tier, then the Committee (or its delegate) shall notify the individual of the change and, in its discretion, may require the Participant to execute a new Participant Agreement (with such new Participation Agreement replacing and superseding the Participant’s prior Participation Agreements).
(c)    No termination or amendment that reduces the Change in Control Severance Benefits of any Participant, including elimination of one or more Participants, will be effective if the Change in Control occurs during the twelve (12)-month period set forth in Section 3.2(b) or if adopted during the Protected Period.
ARTICLE IV
SEVERANCE BENEFITS
4.1    General.
(a)    If a Participant’s Employment is terminated as described in Section 4.2 or Section 4.3, such Participant shall be entitled to the Severance Benefits or the Change in Control Severance Benefits, as applicable, subject to such Participant’s execution and timely delivery of an effective and unrevoked Waiver and Release Agreement. A Participant shall not be entitled to the Severance Benefits under any circumstance not described in Section 4.2, Change in Control Severance Benefits under any circumstances not described in Section 4.3 or to either the Severance Benefits or the Change in Control Severance Benefits if such Participant fails to sign and timely deliver an effective and unrevoked Waiver and Release Agreement.
(b)    A Participant’s right to Severance Benefits and Change in Control Severance Benefits shall be further conditioned upon his or her compliance with the provisions of the Participation Agreement signed by such Participant and delivered to the Company. In the event a Participant fails to comply with the provisions of his or her Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.2 or Section 4.3, and no further benefits shall be payable under this Plan.
(c)    A Participant may become entitled to Severance Benefits or Change in Control Severance Benefits, but not both.
4.2    Termination Prior to a Change in Control; Severance Benefits. If a Participant’s Employment is terminated by the Company without Cause prior to the Change in Control Effective Date, such Participant shall be entitled to the Severance Benefits, subject to the Waiver and Release Agreement requirement described in Section 4.1. For purposes of this Plan, with respect to a Participant, “Severance Benefits” shall mean and include the following:
(a)    substantially equal installment payments in cash, on no less than a monthly basis, of such Participant’s Base Pay for a period equal to the Severance Period (the “Severance Payment”); and
(b)    Target Bonus pro-rated through the Termination Date payable in a lump sum at the time bonuses are paid under the Annual Bonus Plan to eligible employees for the calendar year that includes the Termination Date, after the end of such year, but in no event later than March 15th of the calendar year following the calendar year that includes the Participant’s Termination Date; and
(c)    provided the Participant elects continued coverage under COBRA for the Participant and his or her eligible dependents following the Participant’s Termination Date, continued eligibility for the Company’s medical, dental and vision benefit plans in which such Participant was entitled to participate immediately prior to the Participant’s Termination Date at no greater monthly premium cost to such Participant than was paid by such Participant immediately prior to his or her Termination Date during the Participant’s Severance Period or, if earlier, until such Participant is employed by a third party that offers such Participant health and welfare benefits; provided, however, that such Participant’s continued participation is possible under the general terms and provisions of such plans. Notwithstanding the foregoing, (1) to the extent the coverage described above cannot be provided under the Company’s benefit plans, or (2) if the Company’s obligations contemplated by this Section 4.2(b) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), the Company shall discontinue such coverage, and, in either situation, during the Severance Period or remainder of the Severance Period, as applicable, the Participant shall be entitled to a monthly taxable cash payment equal to the Company’s monthly portion of the premiums under such plans, determined as of the Termination Date. This Plan’s provision of continued participation in the Company’s medical, dental and vision plans is intended to satisfy the Company’s COBRA obligation, if any; and
(d)    any outstanding equity or long-term incentive awards under the Company’s incentive plans will be treated as provided for in the award’s applicable award agreement.
4.3    Qualifying Termination During the Protected Period; Change in Control Severance Benefits. If a Participant’s Employment is terminated due to a Qualifying Termination, such Participant shall be entitled to the Change in Control Severance Benefits, subject to the Waiver and Release Agreement requirement described in Section 4.1. For purposes of this Plan, with respect to a Participant, “Change in Control Severance Benefits” shall mean and include the following:
(a)    a lump sum cash payment in an amount equal to the sum of (i) the applicable Change in Control Severance Multiple for such Participant multiplied by the sum of such Participant’s (A) Base Pay, plus (B) Target Bonus (the “Change in Control Severance Payment”);
(b)    provided the Participant elects continued coverage under COBRA for the Participant and his or her eligible dependents following the Participant’s Termination Date, continued eligibility for the Company’s medical, dental and vision benefit plans in which such Participant was entitled to participate immediately prior to the Participant’s Termination Date at no greater monthly premium cost to such Participant than was paid by such Participant immediately prior to his or her Termination Date during the Participant’s Change in Control Welfare Continuation Period or, if earlier, until such Participant is employed by a third party that offers such Participant health and welfare benefits; provided, however, that such Participant’s continued participation is possible under the general terms and provisions of such plans. Notwithstanding the foregoing, (1) to the extent the coverage described above cannot be provided under the Company’s benefit plans, or (2) if the Company’s obligations contemplated by this Section 4.3(a) would result in the imposition of excise taxes on the Company for failure to comply with the nondiscrimination requirements of the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended (to the extent applicable), the Company shall discontinue such coverage, and, in either situation, during the Change in Control Welfare Continuation Period or remainder of the Change in Control Welfare Continuation Period, as applicable, the Participant shall be entitled to a monthly taxable cash payment equal to the Company’s monthly portion of the premiums under such plans, determined as of the Termination Date. This Plan’s provision of continued participation in the Company’s medical, dental and vision plans is intended to satisfy the Company’s COBRA obligation, if any; and
(c)    any accelerated vesting of outstanding equity or long-term incentive awards under the Company’s incentive plans, as determined in accordance with an award’s applicable award agreement.
4.4    Payment Timing. As applicable, installments of the Severance Payment shall begin, or the Change in Control Severance Payment shall be paid, no later than the 75th day following such Participant’s Termination Date, subject to the Waiver and Release Agreement requirement described in Section 4.1 and, if applicable, the delay described under Section 6.4(b). Any Severance Payment installments that were scheduled to be paid (i) prior to the date the first installment of the Severance Payment was actually paid or (ii) during the six-month period following the Participant’s Termination Date, but were delayed under Section 6.4(b), shall be accumulated and paid with the first installment of the Severance Payment or end of the six-month delay, as applicable. (No interest shall be paid (or other adjustment made) due to either such delay in payment timing.) For purpose of Section 409A of the Code, if the 75-day payment period would span two calendar years, the payment will be made in the later calendar year.
4.5    No Duplication of Benefits. No Participant shall be eligible to receive benefits under this Plan in duplication of benefits under any other compensation, incentive, bonus or severance plan, program or agreement.
4.6    No Mitigation through Subsequent Employment. No Participant shall be required to mitigate the amount of any payment provided for in this Plan by seeking other employment, nor shall the amount of any payment provided for in this Plan be reduced by any compensation earned by a Participant as the result of employment by a third party after such Participant’s Termination Date (except as provided with respect to the benefit provided in Sections 4.2(c) and 4.3(b) above).
4.7    Code Section 280G. Anything in this Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution in the nature of compensation (within the meaning of Code Section 280G(b)(2)) to or for the benefit of a Participant, whether paid or payable or distributed or distributable pursuant to the terms of this Plan or otherwise, but determined without regard to any reduction (if any) required under this Section 4.7 (the “Payment”), would be subject to the excise tax imposed by Code Section 4999, together with any interest or penalties imposed with respect to such excise tax (“Excise Tax”), then the Company shall automatically reduce (the “Reduction”) such Participant’s Payment to the minimum extent necessary to prevent the Payment (after the Reduction) from being subject to the Excise Tax, but only if, by reason of the Reduction, the after-tax benefit of the reduced Payment exceeds the after-tax benefit if such Reduction was not made. If the after-tax benefit of the reduced Payment does not exceed the after-tax benefit if the Payment is not reduced, then the Reduction shall not apply. If the Reduction is applicable, the Payment shall be reduced in such a manner that provides the applicable Participant with the best economic benefit and, to the extent any portions of the Payment are economically equivalent with each other, each shall be reduced pro rata. All determinations to be made under this Section 4.7 shall be made by an independent public accounting firm selected by the Company and the fees and expenses of the accounting firm will be paid by the Company. The accounting firm shall provide detailed supporting calculations both to the Company and any applicable Participant. Absent manifest error, any determination by the accounting firm shall be binding upon the Company and any applicable Participant. In any event, the Company shall have no tax gross-up obligation or liability with respect to payment of a Participant’s excise tax liabilities under Section 4999 of the Code.
ARTICLE V
RESTRICTIVE COVENANTS
5.1    Generally. A Participant’s right to Severance Benefits or Change in Control Severance Benefits shall be further conditioned upon his or her compliance with the provisions of this Article V and the Participation Agreement signed by such Participant and delivered to the Committee (or its delegate). In the event any Participant fails to comply with any of the provisions of this Article V or the Participation Agreement, such Participant shall repay to the Company any payments received pursuant to Section 4.2 and Section 4.3, and no further benefits shall be payable to such Participant under this Plan. For purposes of this Article V, the term “Company” means the Company and its Subsidiaries.
5.2    Definitions. As used in this Article V, the following terms shall have the following meanings:
(a)    “Business” means any business in which the Company is engaged or in which the Company has taken material steps to engage during the prior two years of such Participant’s Employment.
(b)    “Competing Business” means Automatic Data Processing, Inc., Paychex, Inc., TriNet Group, Inc., each of their subsidiaries, and any other person or entity which, wholly or in any significant part, engages in any business competing with the Business in the Restricted Area.
(c)    “Governmental Authority” means any governmental, quasi-governmental, state, county, city or other political subdivision of the United States or any other country, or any agency, court or instrumentality, foreign or domestic, or any statutory or regulatory body thereof.
(d)    “Legal Requirement” means any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization, or other directional requirement of any Governmental Authority.
(e)    “Non-Compete Period” means, with respect to any Participant, (i) the period during which such Participant is employed by the Company and (ii) (A) during the applicable Severance Period if the Participant’s Termination Date occurs prior to the Protected Period and (B) during the twenty-four (24) month period for a Tier 1 Participant or Tier 2 Participant and eighteen (18) month period for a Tier 3 Participant following the Participant’s Termination Date, if the Participant’s Termination Date occurs during the Protected Period.
(f)    “Non-Solicit Period” means, with respect to any Participant, the period during which such Participant is employed by the Company and extending until twenty-four (24) months following such Participant’s Termination Date.
(g)    “Proprietary Information” includes all confidential or proprietary scientific or technical information, data, formulas and related concepts, business plans (both current and under development), client lists, promotion and marketing programs, trade secrets, or any other confidential or proprietary business information relating to the business of the Company, whether in written or electronic form of writings, correspondence, notes, drafts, records, maps, invoices, technical and business logs, policies, computer programs, disks or otherwise. Proprietary Information does not include information that is or becomes publicly known through lawful means.
(h)    “Restricted Area” means, with respect to any Participant, any state or, if outside the United States, any country or subdivision thereof in which the Company (i) is then currently engaged in the Business, (ii) has engaged in the Business during the prior two years of such Participant’s Employment, or (iii) is actively pursuing business opportunities for the Business, and in each such case such Participant either (x) received Proprietary Information about the Company’s operations in such location or (y) worked in such location during the prior two years of such Participant’s Employment.
5.3    Confidential Treatment. Each Participant acknowledges and agrees that he or she has acquired, and will in the future acquire as a result of his or her Employment or otherwise, Proprietary Information of the Company which is of a confidential or trade secret nature, and all of which has a great value to the Company and is a substantial basis and foundation upon which the Company’s business is predicated. Accordingly, other than in the legitimate performance of the Participant’s job duties, each Participant agrees:
(a)    to regard and preserve as confidential at all times all Proprietary Information;
(b)    to refrain from publishing or disclosing any part of the Proprietary Information and from using, copying or duplicating it in any way by any means whatsoever; and
(c)    not to use on such Participant’s own behalf or on behalf of any third party or to disclose the Proprietary Information to any person or entity without the prior written consent of the Company.
5.4    Property of the Company. Each Participant acknowledges that all Proprietary Information and other property of the Company which such Participant accumulates during such Participant’s Employment are the exclusive property of the Company. Upon the termination of a Participant’s Employment, or at any time upon the Company’s request, such Participant shall surrender and deliver to the Company (and not keep, recreate or furnish to any third party) any and all work papers, reports, manuals, documents and the like (including all originals and copies thereof) in such Participant’s possession which contain Proprietary Information relating to the business, prospects or plans of the Company. Further, each Participant agrees to search for and delete all Company information, including Proprietary Information, from his or her computer, smartphone, tablet, or any other personal electronic storage devices, other than payroll information or other financial information that the Participant may need for his or her tax filings, and, upon request, certify to the Company that the Participant has completed this search and deletion process.
5.5    Cooperation. Each Participant agrees that, following any termination of his or her Employment, such Participant will not disclose or cause to be disclosed any Proprietary Information, unless (in any such case) required by court order. Pursuant to the Defend Trade Secrets Act of 2016, no Participant shall be held criminally or civilly liable under any Federal or state trade secret law for the disclosure of any Proprietary Information that (i) is made (A) in confidence to a Federal, state or local government official, either directly or indirectly, or to an attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. The Company may seek the assistance, cooperation or testimony of the applicable Participant following any such termination in connection with any investigation, litigation or proceeding arising out of matters within the knowledge of such Participant and related to his or her Employment, and in such instance, such Participant shall provide such assistance, cooperation or testimony and the Company shall pay such Participant’s reasonable costs and expenses in connection therewith.
5.6    Non-Competition; Non-Solicitation.
(a)    Each Participant and the Company agree to the non-competition and non-solicitation provisions of this Section 5.6: (i) in consideration for the Proprietary Information provided by the Company to such Participant; and (ii) to protect the Proprietary Information of the Company disclosed or entrusted to such Participant by the Company or created or developed by such Participant for the Company, the business goodwill of the Company developed through the efforts of such Participant and the business opportunities disclosed or entrusted to such Participant by the Company.
(b)    Subject to the exceptions set forth in Section 5.6(c), each Participant expressly covenants and agrees that, during the Non-Compete Period: (i) such Participant will refrain from carrying on or engaging in, directly or indirectly, any Competing Business in the Restricted Area; and (ii) such Participant will not, directly or indirectly, own, manage, operate, join, become an employee, partner, owner or member of (or an independent contractor to), control or participate in or loan money to, sell or lease equipment to or sell or lease real property to any person or entity that engages in a Competing Business in the Restricted Area.
(c)    Notwithstanding the restrictions contained in Section 5.6(b), any Participant may own an aggregate of not more than 1% of the outstanding capital stock or other equity security of any class of any corporation or other entity engaged in a Competing Business, if such capital stock or other equity security is listed on a national securities exchange or regularly traded in the over-the-counter market by a member of a national securities exchange, without violating the provisions of Section 5.6(b) above, provided that such Participant does not have the power, directly or indirectly, to control or direct the management or affairs of any such corporation or other entity and is not involved in the management of such corporation or entity.
(d)    Each Participant further expressly covenants and agrees that, during the Non-Solicit Period, such Participant will not: (i) engage or employ, or solicit or contact with a view to the engagement or employment of, any person who is an officer or employee of the Company; or (ii) canvass, solicit, approach or entice away or cause to be canvassed, solicited, approached or enticed away from the Company any person who or which is or was a customer of the Company, during the prior two years of such Participant’s Employment, and either (x) about which such Participant received Proprietary Information or (y) with which such Participant had contact or dealings on behalf of the Company.
(e)    Each Participant expressly recognizes that he or she is a key employee and an important member of management who will be provided with access to Proprietary Information and trade secrets as part of such Participant’s Employment and that the restrictive covenants set forth in this Article V are reasonable and necessary in light of such Participant’s position and access to the Proprietary Information.
5.7    Non-Disparagement. Each Participant agrees that, following any termination of his or her Employment, such Participant will not disparage, orally or in writing, the Company, the management of the Company, any product or service provided by the Company or the future prospects of the Company.
5.8    Relief. Each Participant and the Company agree and acknowledge that the limitations as to time, geographical area and scope of activity to be restrained as set forth in this Article V are reasonable and do not impose any greater restraint than is necessary to protect the legitimate business interests of the Company. Each Participant and the Company also acknowledge that money damages would not be sufficient remedy for any breach of this Article V by such Participant, and the Company shall be entitled to enforce the provisions of this Article V by terminating any Severance Payment or Change in Control Severance Payment then owing to such Participant under this Plan or otherwise, taking action to recoup any Severance Payment or Change in Control Severance Payment already paid, and to specific performance and injunctive relief as remedies for such breach or any threatened breach. Such remedies shall not be deemed the exclusive remedies for a breach of this Article V but shall be in addition to all remedies available at law or in equity, including the recovery of damages from a Participant and such Participant’s agents. However, if it is determined that such Participant has not committed a breach of this Article V, then the Company shall resume the payments and benefits due under this Plan and pay to such Participant all payments and benefits that had been suspended pending such determination.
5.9    Reasonableness; Enforcement. Each Participant acknowledges and agrees that the geographic scope and duration of the covenants contained in this Article V are fair and reasonable in light of: (a) the nature and wide geographic scope of the operations of the Business; (b) such Participant’s level of control over and contact with the Business in all jurisdictions in which it is conducted; (c) the fact that the Business is conducted throughout the Restricted Area; and (d) the amount of compensation and Proprietary Information that such Participant is receiving in connection with the performance of such Participant’s duties for the Company. It is the desire and intent of each Participant and the Company that the provisions of this Article V be enforced to the fullest extent permitted under applicable Legal Requirements, whether now or hereafter in effect and, therefore, to the extent permitted by applicable Legal Requirements, such Participant and the Company hereby waive the application of any provision of applicable Legal Requirements that would render any provision of this Article V invalid or unenforceable, in whole or in part.
5.10    Reformation. The Company and each Participant agree that the foregoing restrictions are reasonable under the circumstances and that any breach of the covenants contained in this Article V would cause irreparable injury to the Company. Each Participant expressly represents that enforcement of the restrictive covenants set forth in this Article V will not impose an undue hardship upon such Participant or any person or entity affiliated with such Participant. Further, each Participant acknowledges that such Participant’s skills are such that such Participant can be gainfully employed in non-competitive employment, and that the restrictive covenants will not prevent such Participant from earning a living. Nevertheless, if any of the aforesaid restrictions are found by a court of competent jurisdiction to be unreasonable, or overly broad as to geographic area or time, or otherwise unenforceable, the parties intend for the restrictions herein set forth to be modified by the court making such determination so as to be reasonable and enforceable and, as so modified, to be fully enforced.
5.11    Protected Disclosures. Notwithstanding any provision to the contrary in this Plan, nothing in this Plan prohibits any Participant from reporting possible violations of law or regulation to any governmental agency or entity, including the U.S. Department of Justice, the U.S. Securities and Exchange Commission, the U.S. Congress, and any agency Inspector General, or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. Nothing in this Plan limits the Participant’s ability to communicate with any government agencies or otherwise participate in any investigation or proceeding that may be conducted by any government agency, including providing documents or other information, without notice to the Company. Additionally, each Participant and the Company acknowledge and agree that such Participant does not need the prior authorization of the Company to make any such reports or disclosures and such Participant is not required to notify the Company or any of its affiliates that such Participant has made such reports or disclosures.
5.12    Survivability. The provisions of Article V of the Plan shall survive any termination of the Plan and shall remain applicable to any Participant who ceases to qualify for benefits under the Plan.
ARTICLE VI
MISCELLANEOUS PROVISIONS
6.1    Notices. All notices and other communications pursuant to or in connection with this Plan shall be in writing and shall be deemed to have been given when delivered in person to the persons specified below or deposited in the United States mail, certified or registered mail, postage prepaid and addressed as follows: (a) if to the Company, at the Company’s principal office address or such other address as the Company may have designated by written notice for purposes hereof, directed to the attention of the Chair of the Committee, in the care of the Company’s Secretary, and (b) if to any Participant, at his or her residence address, as reflected in the records of the Employer, or to such other address as he or she may have designated to the Company in writing for purposes of this Plan.
6.2    Benefits Claims Procedure.
(a)    Claim for Benefits. If for any reason an Eligible Employee or Participant does not receive the Severance Benefits or Change in Control Severance Benefits expected under this Plan, the Eligible Employee or Participant (as applicable, the “Claimant”) may file a claim with the Committee within forty-five (45) days after the Eligible Employee or Participant’s Termination Date (“Claim”). Within sixty (60) days after the receipt of the Claim, then Committee will provide the Claimant with written notice of its decision on the Claim. If the Claim is wholly or partially denied, the written notice of the Committee’s decision will inform the Claimant of:
(i)    the specific reasons for the denial;
(ii)    the specific provisions of this Plan upon which the denial is based;
(iii)    any additional material or information necessary to perfect the Claim and reasons why such material or information is necessary; and
(iv)    the right to appeal the denial and the procedure for filing an appeal including the Claimant’s right to file a claim under section 502(a) of ERISA if the claim is denied on appeal.
(b)    Appeal of Denial of Benefits. The Claimant may appeal a denial of the Claim within the sixty (60)-day period after he or she receives written notice that all or a portion of the claim has been denied by filing a written appeal with the Committee (“Appeal”). In connection with the Appeal, the Claimant may submit written comments, documents, records or other information relating to the Claim. In addition, the Claimant will be provided, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the claim for benefits. In reviewing the Appeal, the Committee will take into account all comments, documents, records and other information submitted by the Claimant relating to the Claim without regard to whether other such information was considered in the initial denial of the Claim. In reviewing the Claim, the Committee will not give deference to the initial denial of the claim.
The Committee will provide the Claimant with written notice of its decision regarding the Appeal within sixty (60) days after its receipt of such Appeal. If the Appeal is wholly or partially denied, the Committee will provide written notice of its decision to the Claimant informing him or her of:
(i)    the specific reasons for the denial;
(ii)    the specific provisions of this Plan upon which the denial is based;
(iii)    a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of all documents, records and other information relevant to the Claim; and
(iv)    a statement describing the Claimant’s right to bring suit under section 502(a) of ERISA (subject to the time limit noted below).
Except as may be otherwise required by law, the decision of the Committee regarding the Appeal will be binding on all parties.
(c)    Exhaustion of Claims Procedure Required. Completion of the claims and appeal procedure described in clauses (a) and (b) above are a condition precedent to commencing any legal or equitable action regarding a claim for Severance Benefits or Change in Control Severance Benefits, as applicable, under this Plan. No claim legal or equitable action regarding a claim for Severance Benefits or Change in Control Severance Benefits under this Plan, including an action under section 502(a) of ERISA, may be filed in any court of law more than one year following the denial of the Claimant’s Appeal.
(d)    Committee Powers. This Plan shall be interpreted by the Committee in accordance with the terms of this Plan and their intended meanings. However, the Committee shall have the discretion to make any findings of fact needed in the administration of this Plan, and shall have the discretion to interpret or construe ambiguous, unclear or implied terms in any fashion they deem to be appropriate in their sole judgment. The validity of any such finding of fact, interpretation, construction or decision shall not be given de novo review if challenged in court, by arbitration or in any other forum, and shall be upheld unless clearly arbitrary or capricious. To the extent the Committee has been granted discretionary authority under this Plan, the Committee’s prior exercise of such authority shall not obligate it to exercise its authority in a like fashion thereafter. If, due to errors in drafting, any Plan provision does not accurately reflect its intended meaning, as demonstrated by consistent interpretations or other evidence of intent, or as determined by the Committee in its sole and exclusive judgment, the provision shall be considered ambiguous and shall be interpreted by the Committee in a fashion consistent with its intent, as determined by the Committee in its sole discretion. The Committee may amend this Plan retroactively to cure any such ambiguity. This Section may not be invoked by any person to require this Plan to be interpreted in a manner which is inconsistent with its interpretation by the Committee. All actions taken and all determinations made in good faith by the Committee shall be final and binding upon all persons claiming any interest in or under this Plan.
6.3    Governing Law; Jurisdiction and Venue.
(a)    Governing Law. This Plan shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Texas, without regard to any choice of law principles that would result in the application of the laws of another jurisdiction, except to the extent preempted by ERISA or other applicable U.S. federal law.
(b)    Jurisdiction and Venue. Provided the claims procedures in Section 6.2 of this Plan have been completed as described in Section 6.2, if any dispute arises with respect to any action, suit or other legal proceeding pertaining to this Plan or to the interpretation of or enforcement of any Eligible Employee’s or Participant’s rights under this Plan, the Company and such Eligible Employee or Participant: (i) agree that exclusive jurisdiction for any such suit, action or legal proceeding shall be in the federal or state courts situated in Houston, Harris County, Texas; (ii) each consent to the jurisdiction of each such court in any such suit, action or legal proceeding and will comply with all requirements necessary to give such court jurisdiction; (iii) each waive any objection to the laying of venue of any such suit, action or legal proceeding in any of such court; and (iv) each agree to waive all rights to a trial by jury.
6.4    Code Section 409A.
(a)    Interpretation. This Plan is intended to comply with or be exempt from the requirements of Code Section 409A and the regulations thereunder (“Section 409A”) and shall be construed and interpreted in accordance with such intent. To the extent any payment or benefit provided under this Plan is subject to Section 409A, such benefit shall be provided in a manner that complies with Section 409A, including any IRS guidance promulgated with respect to Section 409A. Specifically, each payment under this Plan, including each payment in a series of installment payments, is intended to be a separate payment for purposes of Treasury Regulation § 1.409A-2 and qualify for the “short-term deferral” exclusion from Code Section 409A to the maximum extent possible, and to the extent they do not so qualify, are intended to qualify for the “involuntary separation pay” exclusion from Code Section 409A, to the maximum extent possible.
(b)    Delay of Payment. To the extent required to comply with Section 409A (as determined by the Company), if any Participant is a “specified employee,” as determined by the Company, as of his or her date of termination, then all amounts due under this Plan that constitute a “deferral of compensation” within the meaning of Section 409A, that are provided as a result of a “separation from service” within the meaning of Section 409A, and that would otherwise be paid or provided during the first six months following such Participant’s date of termination, shall be accumulated through and paid or provided on the first business day that is more than six months after such Participant’s date of termination (or, if such Participant dies during such six month period, within 90 days after such Participant’s death).
(c)    Reimbursements and In-Kind Benefits. All reimbursements and in-kind benefits provided pursuant to this Plan shall be made in accordance with Treasury Regulation § 1.409A-3(i)(1)(iv), such that any reimbursements or in-kind benefits will be deemed payable at a specified time or on a fixed schedule relative to a permissible payment event. Specifically, (i) the amounts reimbursed and in-kind benefits provided under this Plan, other than total reimbursements that are limited by a lifetime maximum under a group health plan, during a Participant’s taxable year may not affect the amounts reimbursed or in-kind benefits provided in any other taxable year, (ii) the reimbursement of an eligible expense shall be made on or before the last day of a Participant’s taxable year following the taxable year in which the expense was incurred, and (iii) the right to reimbursement or an in-kind benefit is not subject to liquidation or exchange for another benefit.
6.5    Clawback. This Plan and each Participation Agreement shall be subject to the Company’s Incentive Compensation Recoupment Policy, as amended from time to time, prior to the Change in Control Effective Date.
6.6    Amendment or Termination. The Board or the Committee may amend (in whole or in part) or terminate this Plan and any Participation Agreement at any time; provided, however, that no effect shall be given to any action by the Board or Committee that amends or terminates this Plan or any Participation Agreement after a Change in Control Effective Date to the extent such action would (but for this provision) reduce or terminate the potential Change in Control Severance Benefits to a Participant. Notwithstanding the foregoing, no termination of this Plan shall reduce or terminate any Participant’s right to receive, or continue to receive, any payments and benefits that became payable in respect of a termination of such Participant’s Employment that occurred prior to the date of such termination of this Plan.
6.7    Administration.
(a)    The Committee shall have full and final authority, subject to the express provisions of this Plan, with respect to designation of the Participants and administration of this Plan, including the authority to construe and interpret any provisions of this Plan and to take all other actions deemed necessary or advisable for the proper administration of this Plan, and such decisions shall be binding on all parties. The Committee will have sole and absolute discretion regarding the exercise of its powers and duties under this Plan. The Committee may, in its discretion, delegate one or more of its duties to its designated agents or to an Employee, but it may not delegate its authority to make the determinations specified in Article III of this Plan.
(b)    The Company shall indemnify and hold harmless each member of the Committee and any other employee of the Company who acts at the direction of the Committee against any and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member’s or employee’s own willful misconduct or failure to act in good faith. Expenses against which such member or employee shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges incurred in connection with a claim asserted or a proceeding brought or settlement thereof.
6.8    Company Successors. This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns (including, without limitation, any company into or with which the Company may merge or consolidate).
6.9    No Assignment by Participants. A Participant’s right to receive payments or benefits hereunder shall not be assignable or transferable, whether by pledge, creation or a security interest or otherwise, whether voluntary, involuntary, by operation of law or otherwise, other than a transfer by will or by the laws of descent or distribution, and in the event of any attempted assignment or transfer contrary to this Section 6.9, the Company shall have no liability to pay any amount so attempted to be assigned or transferred. The benefits under this Plan shall inure to the benefit of and be enforceable by a Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
6.10    Tax Withholding. The Company or Employer may withhold from any benefits payable under this Plan all federal, state, city or other taxes as may be required pursuant to any law or governmental regulation or ruling.
6.11    No Employment Rights Conferred. This Plan shall not be deemed to create a contract of employment between any Participant and the Company or any Subsidiary. Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of Employment or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company or Subsidiary to terminate such Participant’s Employment at any time.
6.12    Entire Plan. This Plan and the Participation Agreement contain the entire understanding of the Participants and the Company and its Subsidiaries with respect to severance arrangements maintained on behalf of any of the Participants by the Company. There are no restrictions, agreements, promises, warranties, covenants or undertakings between any of the Participants and the Company or its Subsidiaries with respect to the subject matter herein other than those expressly set forth herein and the Participation Agreement.
6.13    Prior Agreements. This Plan supersedes all prior agreements, programs and understandings (including all written and verbal agreements and understandings) between each Participant and the Company and its Subsidiaries regarding the terms and conditions of each Participant’s Employment and severance arrangements; provided, however, that this Plan does not supersede any equity or long-term incentive awards granted prior to the Effective Date.
6.14    Severability. If any provision of this Plan is, becomes or is deemed to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Plan shall not be affected thereby.
6.15    Headings. The titles and headings to Sections contained in this Plan are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Plan.
6.16    Construction. Whenever the context requires, the gender of all words used in this Plan includes the masculine, feminine and neuter and terms defined in the singular have the corresponding meanings in the plural, and vice versa. Unless otherwise specified, all references to Articles or Sections refer to articles or sections of this Plan. As used herein: (i) the word “includes” or “including” means “including, but not limited to,” unless the context otherwise requires; (ii) the words “shall” and “will” are used interchangeably and have the same meaning; (iii) the words “this Plan,” “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Plan shall refer to this Plan as a whole and not any particular Section in which such words appear; and (iv) the word “or” shall have the inclusive meaning represented by the phrase “and/or” unless the context requires otherwise. A defined term has its defined meaning throughout this Plan, regardless of whether it appears before or after the place where it is defined.